Exhibit 3.1

CERTIFICATE OF INCORPORATION
OF
TWIN ENTERTAINMENT INC.

ARTICLE I

The name of the corporation is TWIN Entertainment Inc.

ARTICLE II

The address of the registered office of the corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, New Castle County, Wilmington, Delaware 19801.  The name of its registered agent at that address is The Corporation Trust Company.

ARTICLE III

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

1.             The total number of shares of stock which the corporation has authority to issue is Twenty-six Million (26,000,000), of which Twenty-two Million (22,000,000) are shares of Common Stock (“Common Stock”), par value $.001 per share, and of which Four Million (4,000,000) are shares of Preferred Stock (“Preferred Stock”), par value $.001 per share.

2.             Subject to any limitations prescribed by law or this Certificate of Incorporation, the Preferred Stock may be issued from time to time in one or more series of any number of shares, and with distinctive serial designations, and the Board of Directors of the corporation hereby is authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof.

3.             The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

3.1           The designation of the series, which may be by distinguishing number, letter and/or title;

3.2           The number of shares of the series, which number may thereafter (except where otherwise provided in the creation of the series) increase or decrease (but not below the number of shares then outstanding);

3.3           The dividends, if any, for shares of the series (which may be cumulative or noncumulative) at such rates, on such conditions, and at such times as may be permitted under applicable law, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or of any other series of stock;

3.4           The redemptive rights, if any, and price or prices for shares of the series;

3.5           The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

3.6           The rights of such shares in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation;

3.7           Whether the shares of the series shall be convertible into shares of any other class or series of shares of the corporation, and, if so, the specifications of such other class or series, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible and all other terms and conditions upon which such conversion may be made;

3.8           The voting rights, if any, of the holders of such series; and

3.9           Such other designations, powers, preferences, and relative, participating, optional or other special rights of such series, and the qualifications, limitations or restrictions of such preferences and/or rights.

ARTICLE V

In furtherance and not in limitation of the powers conferred by law, the Board of Directors shall have the power to make, alter, amend and repeal the bylaws (except so far as the bylaws adopted by the stockholders shall otherwise provide).  Any bylaws made by the Board of Directors under the powers conferred hereby may be altered, amended or repealed by the Board of Directors or by the stockholders.

ARTICLE VI

The business and affairs of the corporation shall be managed by the Board of Directors of the corporation and the directors need not be elected by written ballot, unless required by the bylaws of the corporation.

ARTICLE VII

To the fullest extent permitted by the General Corporation Law of the State of Delaware, as it exists on the date hereof or as it may hereafter be amended, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.  Any repeal or modification of this paragraph by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation with respect to any act or omission occurring prior to the time of such repeal or modification.

ARTICLE VIII

The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred on stockholders herein are granted subject to this reservation.

ARTICLE IX

The corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee, agent or affiliate of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts in connection with such action, suit or proceeding, in accordance with the laws of the State of Delaware, and to the full extent permitted by said laws, except as the Bylaws of the corporation may otherwise provide.  Such indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, including insurance purchased and maintained by the corporation, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, agent or affiliate and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE X

The name and address of the sole incorporator is as follows:

Deborah Abernathy Moore

Orrick, Herrington & Sutcliffe LLP

400 Capitol Mall, Suite 3000

Sacramento, California  95814

THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware does make this certificate, hereby declaring and certifying that this is her act and deed and the facts herein stated are true, and accordingly has hereunto set forth her hand this 10th day of January, 2000.

/s/ DEBORAH A. MOORE
Deborah Abernathy Moore
Incorporator

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

TWIN ENTERTAINMENT, INC.

The undersigned, Bruce Bauer and Piers Wilson, each hereby certify that:

1.             They are the President and Secretary, respectively, of TWIN Entertainment, Inc., a Delaware corporation (the “Corporation”), the Certificate of Incorporation of which was filed with the Secretary of State of the State of Delaware on January 10, 2000.

2.             The first paragraph of Article IV of the Certificate of Incorporation of the Corporation is amended and restated to read in its entirety as follows:

“The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 70,000,000 shares, consisting of:

(a)           50,000,000 shares of common stock (the “Common Stock”), par value $0.001 per share;

(b)           20,000,000 shares of preferred stock (the “Preferred Stock”), par value $0.001 per share.

Upon effectiveness of this Certificate of Amendment of Certificate of Incorporation, each one (1) share of Common Stock of the Corporation issued and outstanding immediately before effectiveness shall by virtue hereof and without any action on the part of the holder thereof, be converted into four (4) shares of Common Stock, $0.001 par value.  Certificates representing the new shares of Common Stock shall be issued upon surrender of the certificates representing the old shares of Common Stock by the holders thereof.”

3.             This Certificate of Amendment of Certificate of Incorporation has been duly adopted by the Board of Directors of this Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

4.             This Certificate of Amendment of Certificate of Incorporation has been duly approved, in accordance with Section 242 of the General Corporation Law of the State of Delaware, by the written consent of the holders of a majority of the outstanding stock entitled to vote thereon.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment of Certificate of Incorporation on this 14th day of December, 2000.

TWIN ENTERTAINMENT, INC.

/s/ BRUCE W. BAUER
Bruce Bauer, President

/s/ PIERS WILSON
Piers Wilson, Secretary

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION

OF

TWIN ENTERTAINMENT, INC.

The undersigned hereby certifies that:

1.             He is the duly elected and acting President of TWIN Entertainment, Inc., a Delaware corporation.

2.             The Certificate of Incorporation of this corporation was originally filed with the Secretary of State of Delaware on January 10, 2000.

3.             Pursuant to Section 242 of the General Corporation Law of the State of Delaware, this Certificate of Amendment of Certificate of Incorporation amends Article I of this corporation’s Certificate of Incorporation to read in its entirety as follows:

“The name of the corporation is Two Way TV (US), Inc.”

4.             The foregoing Certificate of Amendment has been duly adopted by this corporation’s Board of Directors and stockholders in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

Executed at Los Angeles, California, August 30, 2001.

/s/ ROBERT REGAN
Robert Regan, President